This is an HTML document for a EX-28.xxx

*************************************************

SPECIMEN - NOT AN OFFICIAL FILING - From prm1045.xfd

This is Exhibit #1

Click here to move to the EX-28.02 document.

This document is pointed to by the 8-K document.

*************************************************